Exhibit 99.1

Kohl's Announces Board Chair Transition, New Director

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Kohl's thanks Chair John Schlifske for his 15 years of Board service
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Wendy Arlin named as next Chair of the Board
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In addition, Niren Chaudhary, former Panera Brands CEO and Chair, joins Kohl's Board, bringing more than 30 years of consumer brands leadership experience

MENOMONEE FALLS, Wis. – (BUSINESS WIRE) – July 29, 2026 – Kohl’s (NYSE: KSS) today announced that John Schlifske has informed the Kohl's Board (the "Board") that after nearly 15 years of service, he is retiring from the Board for personal reasons and is stepping down as Chair. The Board has unanimously elected Wendy Arlin to serve as the next Chair, effective immediately. Arlin has been a Director on Kohl's Board since 2023, and she has chaired the Finance and Audit Committees since May 2025.

"On behalf of Kohl's executive team and the Board, I want to thank John for his many years of service to Kohl's business and our Board," said Michael J. Bender, Kohl's CEO and Board Director. "During John's tenure, the retail industry has seen a tremendous amount of change and evolution. John had a unique way of balancing the 60-year history and consumer position that Kohl's holds with the push for evolution and modernization that consumers expect. He provided a steady and thoughtful voice through challenging years, including the global pandemic, while staying focused on maintaining sound financials and prioritizing shareholder value. I thank him for his collaboration and his support in ensuring a smooth transition for the Board."

"It has been an honor to serve Kohl's and its shareholders for the last 15 years," said Schlifske. "Kohl's plays an important and valuable role in retail, serving millions of customers all across the country. Over the past year, the company has focused on strategic improvements and strengthened its foundation to position the business and its shareholders well for years to come. With Michael's leadership and the Board's oversight, I know the future is bright for Kohl's. I commend the Board on selecting Wendy as the new Chair and wish her much success in the years ahead."

"I thank John for his exemplary leadership as Kohl's Chair and for his partnership and counsel during my years on the Board," said Arlin. "It is a privilege to step into the Chair role at a time when the company is undergoing positive change and creating momentum in the business. I appreciate my fellow Board members for their support and confidence - knowing we hold a shared commitment to the strategic governance of this business and to the shareholders we serve."

"Wendy is a deeply thoughtful and principled Director who will excel in leading the Board as Chair," said Bender. "With deep financial and retail expertise, Wendy provides valuable perspective to both the Board and the management team. She has been a valued voice and a natural leader in the Boardroom since joining in 2023, and I look forward to working with her in this new capacity."

About Wendy Arlin

Arlin has served as a Director of Kohl's since December 2023 and has more than three decades of corporate finance and consumer brands industry experience. She remains the Chair of the Finance Committee and a member of the Audit Committee. During her time on the Kohl's Board, she has leveraged her extensive industry knowledge and unique perspective to drive deep dialogue between management and the Board, and has contributed to a culture of productive challenges to advance key discussions.

She held leadership roles at L Brands, Inc. for nearly 20 years and most recently served as Executive Vice President, Chief Financial Officer of Bath & Body Works, Inc. (BBWI) from August 2021 through her retirement in July 2023. Prior to her role as CFO of BBWI, Arlin served as Senior Vice President, Finance and Corporate Controller of L

Brands, Inc., where she led the corporate finance, financial reporting, accounting and financial shared services function from 2005 to 2021. Prior to L Brands, she spent 12 years at KPMG LLP in the audit practice, where she ultimately held the position of partner in charge of the central Ohio consumer and industrial/information, communications, and entertainment business practices. Arlin also serves as a director of The Wendy's Company and previously served as a director of WK Kellogg Co.

New Director Appointment

In addition, Kohl's announced that Niren Chaudhary has joined its Board of Directors as an independent director. Chaudhary, former CEO and Chair of Panera Brands, brings more than 30 years of consumer brands experience. He has led transformations, technological advancements, and growth strategies at consumer companies, and brings previous public company board experience that will add additional expertise to Kohl's Board. Chaudhary has been appointed to a term expiring at Kohl's 2027 annual shareholders' meeting and is expected to stand for election by Kohl's shareholders at that time. He will serve on the Board's Audit Committee.

“We are pleased to welcome Niren to the Board,” said Arlin. “Niren has delivered meaningful transformation at some of the world’s most recognized consumer brands. His experience accelerating digital engagement, building customer loyalty programs at scale, and leading businesses through periods of complex change makes him an excellent addition to our Board as we continue executing our strategy to modernize the Kohl’s experience and deliver long-term shareholder value.”

Chaudhary's appointment is part of the ongoing Board refreshment process at Kohl's, which continues to identify and bring on board relevant, experienced leaders.

“Kohl’s has a powerful foundation — a loyal customer base, a national footprint, and a brand that genuinely matters to American families,” said Chaudhary. “I am honored to join the Board at a time when bold leadership and disciplined execution are shaping its future. I look forward to contributing to that work alongside the talented team driving Kohl’s business forward.”

About Niren Chaudhary

Chaudhary is a global consumer brands executive with over three decades of senior enterprise leadership experience across large, multi-market retail and restaurant platforms. He was CEO of Panera Brands, overseeing Panera Bread, Caribou Coffee, and Einstein Bros. Bagels - which included 130,000 associates across nearly 4,000 locations. In this role, he led the multi-billion-dollar business, accelerating digital engagement, expanding loyalty membership, and growing the brands. He was CEO of Panera Bread from 2019 - 2021. Prior to that, he was Chief Operating Officer and President, International at Krispy Kreme from 2017-2019. Before Krispy Kreme, he had 20 years of progressive leadership roles at Yum! Brands, including Global President of KFC, where he oversaw 5,000 restaurants across 50 countries, and President of Yum! India.

He is a Lecturer and Executive Fellow at Harvard Business School and an Executive in Residence (Emeritus) at Columbia Business School. He is a strategic advisor to Invisible.co, an AI technology company, and he serves on the International Advisory Board of the Global Peter Drucker Forum.

In addition to the Kohl's Board, Chaudhary is also a Board Director for SIG Group AG, where he sits on the Compensation Committee and the Nomination and Governance Committee. He chaired the Panera Brands Board from 2023 to 2024.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding board refreshment and leadership transitions, as well as the Company’s strategic direction. Words such as “believes,” “anticipates,” “plans,” “may,” “intends,” “will,” “should,” “expects" and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management’s then current views and assumptions and, as a result, are subject to certain risks and uncertainties that could cause the Company’s actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, risks described more fully in Item 1A in the Company’s Annual Report on Form 10-K, in subsequent Quarterly Reports on Form 10-Q, and in other filings with the SEC, which are expressly incorporated herein by reference. Forward-looking statements relate to the date initially made, and Kohl’s undertakes no obligation to update them.

About Kohl’s
Kohl’s (NYSE: KSS) is a leading omnichannel retailer built on a foundation that combines great brands, incredible value and convenience for our customers. Kohl’s is uniquely positioned to deliver against its long-term strategy and its purpose to take care of families’ realest moments. Kohl's serves millions of families in its more than 1,100 stores in 49 states, online at Kohls.com, and through the Kohl's App. With a large national footprint, Kohl’s is committed to making a positive impact in the communities it serves. For a list of store locations or to shop online, visit Kohls.com. For more information about Kohl’s impact in the community or how to join our winning team, visit Corporate.Kohls.com.

Media Contact

Jen Johnson, 262-703-5241, jen.johnson@kohls.com